Exhibit 99(a)
FPL GROUP, INC. Certification Of Periodic Report
I, Lewis Hay III, Chief Executive Officer of FPL Group, Inc. (FPL Group), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) the Quarterly Report on Form 10-Q of FPL Group for the quarterly period ended March 31, 2003 (Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FPL Group.

Dated: May 8, 2003

LEWIS HAY III

Lewis Hay III Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to FPL Group and will be retained by FPL Group and furnished to the Securities and Exchange Commission or its staff upon request.